Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-279014 on Form S-3 of our reports dated September 10, 2025, relating to the financial statements of Aviat Networks, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in the Annual Report on Form 10-K of Aviat Networks, Inc. for the year ended June 27, 2025.

/s/ Deloitte & Touche LLP

Austin, Texas
March 10, 2026